Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Talecris Biotherapeutics Holdings Corp. of our report dated July 24, 2007 relating to the financial statements of Bayer Plasma Products Business Group (Predecessor), which appears in such Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 2 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Stamford, Connecticut

October 19, 2007